Exhibit 4.2

890 5TH AVENUE PARTNERS, INC.

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee

INDENTURE

Dated as of [ ], 2021

[7.00][8.50]% Convertible Senior Notes due 2026

TABLE OF CONTENTS

i

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE, dated as of [   ], 2021, between 890 5TH Avenue Partners, Inc., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its [7.00][8.50]% Convertible Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount not to exceed $150,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal agreement of the Company and the Trustee, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

WHEREAS, in connection with the Business Combination Agreement (as defined herein) the Company will be renamed BuzzFeed, Inc.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“ABL Collateral” means all assets of the Company or any of its Subsidiaries, whether now owned or hereafter acquired by the Company or any Subsidiary, that secures the ABL Facility.

“ABL Facility” means that certain Loan and Security Agreement, dated as of December 30, 2020, by and among Buzzfeed, Inc., as Administrative Borrower, Buzzfeed FC, Inc., BF Acquisition Holding Corp., Buzzfeed Motion Pictures, Inc., ET Acquisition Sub, Inc., ET Holdings Acquisition Corp., Lexland Studios, Inc., and Product Labs, Inc., as Borrower, the Guarantors named therein, and White Oak

Commercial Finance, LLC, as Administrative Agent, Swing Lender and Lender and the lenders from time to time party thereto (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) or any refinancing, extension, renewal or replacement (or successive refinancing, extension, renewal or replacement) thereof in the form of an asset-based revolving credit facility (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

“Acquired Debt” means, with respect to any specified Person:

(1)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Additional Shares” shall have the meaning specified in Section 14.14(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets of the Company or its Subsidiaries (whether in a single transaction or a series of related transactions) (in each case, other than Capital Stock of the Company); provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 11.01 hereof and not by Section 4.18 hereof; or

(2) the issuance or sale of Capital Stock in any of the Company’s Subsidiaries whether in a single transaction or a series of related transactions) (other than Preferred stock of Subsidiaries issued in compliance with Section 4.14 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)damaged, obsolete or worn out assets, and scrap, in each case disposed of in the ordinary course of business,

(b)Permitted Liens, Cash Equivalents and Permitted Investments or Restricted Payments not prohibited by Section 4.13,

(c)sales and licenses of products and licenses of Intellectual Property in the ordinary course of business to bona fide non-Affiliated third parties,

(d)licenses and sublicenses to bona fide non-Affiliated third parties for the use of the property of the Company or its Subsidiaries in the ordinary course of business,

(e)leases or subleases of property of the Company or its Subsidiaries in the ordinary course of business,

(f)dispositions or discounting of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business and exclusive of factoring or similar arrangements,

(g)any abandonment, failure to renew, or other disposition in the ordinary course of business of Intellectual Property that is, in the reasonable good faith determination of the Company, not material to the conduct of the business of the Company or any Subsidiary of the Company,

(h)deposits of copies of source code and release of such copies of source code pursuant to escrow arrangements entered into in the ordinary course of business and consistent with past practices, provided that any such deposit does not result in the permanent transfer of ownership of such source code,

(i)sales of inventory in the ordinary course of business,

(j)dispositions by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary in the ordinary course of business,

(k)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements,

(l)any surrender or waiver of contract rights or the settlement, release or sunder of contract rights or other litigation claims in the ordinary course of business,

(m)any exchange of like property for use in a Permitted Business; provided that the property received in such exchange has a fair market value at least equal to the property being sold, transferred or disposed,

(n)dispositions between or among the Company and any Guarantor,

(o)dispositions of Products in the ordinary course of business, and

(p)any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $5,000,000.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to Section 4.18 to all Holders.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Agreement” means that certain Agreement and Plan of Merger, dated as of June 24, 2021, among the Company, Bolt Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Bolt Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and BuzzFeed, Inc., a Delaware corporation, and as the same may be amended prior to the Closing Date.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Capitalized Lease Obligation” means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as Indebtedness (net of all interest with respect to such Indebtedness (including, without limitation, the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP)) in accordance with GAAP.

“Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000; or (C) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iv) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) such other investments similar to those described in clauses (i) through (v) above in liquid assets that are permitted pursuant to the Company’s investment policy as approved by the Company’s board of directors.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means [   ], 2021.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Mandatory Conversion Condition” means the conditions required for the Company to cause Notes to be converted pursuant to Section 14.03(a).

“Company Mandatory Conversion Right” means a conversion right pursuant to Section 14.03(a).

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer and delivered to the Trustee.

“Complex” means CM Partners, LLC.

“Complex Acquisition Closing Date” means the closing date of the acquisition of Complex by the Company.

“Complex Networks Acquisition Agreement” means that certain Membership Interest Purchase Agreement, dated as of March 27, 2021 among BuzzFeed, Inc., CM Partners, LLC, a Delaware limited liability company, Complex Media, Inc., a Delaware corporation, Verizon CMP Holdings LLC, a Delaware limited liability company, and HDS II, Inc., a Delaware corporation and as the same may be amended prior to the Closing Date.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries plus, without duplication and solely to the extent deducted in calculating Consolidated Net Income of such Person for such period (including by reducing consolidated net income (or loss) as calculated in accordance with GAAP for the applicable period), the sum of:

(a)provisions for taxes based on income (or similar taxes in lieu of income taxes), profits or capital (or equivalents), including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations,

(b)Consolidated Interest Expense,

(c)depreciation and amortization expense determined in accordance with GAAP, and

(d)other stock-based and other equity-based compensation expenses; provided, that with respect to any four fiscal quarter period, such addback pursuant to this clause (d) shall not exceed 2.5% of the aggregate operating expenses of the Company and its Subsidiaries (the “Operating Expense Cap”); provided further, that if a four fiscal quarter period includes any quarterly period ending on or before March 31, 2022, stock-based and other equity-based compensation expenses incurred during such quarterly periods ending on or before March 31, 2022 shall not be subject to the Operating Expense Cap and the Operating Expense Cap shall only apply to the portion of the four fiscal quarter period commencing on April 1, 2022;

provided, that for purposes of calculating Consolidated Adjusted EBITDA of the Company and its Subsidiaries for any period, (A) the Consolidated Adjusted EBITDA of any Person or assets constituting a division or line of business of any business entity, division or line of business, in each case, acquired by the Company or any of the Subsidiaries during such period, shall be included on a pro forma basis for such period assuming the consummation of such acquisition had occurred on the first day of such period, provided, that the Company may exclude historical periods of Complex ended prior to the Complex Acquisition Closing Date that would otherwise be included on a pro forma basis in the calculation of Consolidated Adjusted EBITDA and (B) the Consolidated Adjusted EBITDA of any Person or assets constituting a division or line of business of any business entity, division or line of business, in each case, disposed of by the Company or any of the Subsidiaries during such period shall be excluded for such period (assuming the consummation of such disposition had occurred on the first day of such period), in each case, calculated in accordance with Regulation S-X.  With respect to each joint venture or minority investee of the Company or any of its Subsidiaries, for purposes of calculating Consolidated Adjusted EBITDA, the amount of Consolidated Adjusted EBITDA (calculated in accordance with this definition) attributable to such joint venture or minority investee, as applicable, that shall be counted for such purposes (without duplication of amounts already included in Consolidated Net Income) shall equal the amount thereof actually distributed to the Company or any Subsidiary. Unless otherwise qualified, all references to “Consolidated Adjusted EBITDA” in this Agreement shall refer to Consolidated Adjusted EBITDA of the Company and its Subsidiaries. In no event shall Consolidated Adjusted EBITDA include any run-rate metrics, including, without limitation, run-rate synergies or cost-savings.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate hedging obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(b) consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; less

(c) interest income of such Person and its Subsidiaries for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its consolidated Subsidiaries for any period, there shall be excluded:

(a)costs, charges, accruals, reserves or expenses attributable to cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization, management changes, restructurings or other restructuring charges and integrations (including inventory optimization programs, software and other intellectual property development costs, costs related to the closure or consolidation of facilities and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, and modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs) or other fees relating to any of the foregoing; provided, that amounts increasing Consolidated Net Income pursuant to this clause (a) shall not exceed $3.5 million for any consecutive four-fiscal quarter period,

(b)any severance expenses and site-closure expenses incurred in connection with an acquisition to the extent incurred as part of, or within one year from the closing of, such acquisition,

(c)any net after-tax losses (or net after-tax gains) with respect to Asset Sales or other dispositions of properties or assets of the Company or its Subsidiaries,

(d)minority interest expense attributable to minority equity interests of third parties in any non-wholly owned entity,

(e)any net unrealized gains and losses resulting from currency translation,

(f)adjustments for non-cash gains and non-cash write downs,

(g)any net loss from disposed or discontinued operations, losses or sales, disposals or abandonment of, or any impairment charges or asset write-down or write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, and

(h)any fees, expenses or charges incurred in connection with any acquisition (to the extent consummated) and customary transaction expenses incurred in Fiscal Year 2021 and the first Fiscal Quarter of 2022 with respect to this Indenture, any Note or any of the Transactions.

“Consolidated Total Assets” means, as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company; provided, that solely for purposes of Section 4.14(b)(1), (x) goodwill, patents and trademarks shall be excluded from the calculation of Consolidated Total Assets and (y) the Consolidated Total Assets of Subsidiaries of the Company that are not wholly-owned Subsidiaries of the Company shall only be included on a pro rata basis in proportion to the ownership of such Subsidiary by the Company.

“Consolidated Total Debt” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries  (excluding intercompany Indebtedness as of such date) plus (ii) the aggregate liquidation value of all Disqualified Capital Stock of such Person and of the Subsidiaries of such Person and all Preferred Stock of the Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP; provided, that with respect to any revolving credit facility (including the ABL Facility) the Consolidated Total Debt thereof shall be deemed to be the full amount of the commitments thereunder; provided, further, that with respect to any ABL Facility incurred pursuant to clause (i) of the definition of Permitted Debt, the Consolidated Total Debt thereof shall be the full aggregate principal amount that could be incurred under clause (x) of such clause (i) or, to the extent that the commitments under the ABL Facility have been increased above $50 million, clause (y) of such clause (i) regardless of the aggregate principal amount of such Indebtedness that is outstanding at any such time of determination.

“Consolidated Total Leverage Ratio” with respect to any Person, as of any date, means the ratio of (a) Consolidated Total Debt of such Person as of such date to (b) Consolidated Adjusted EBITDA of such Person for the four most recent full fiscal quarters for which internal financial statements prepared in accordance with GAAP are available immediately preceding such date. In the event that the Company or any of its Subsidiaries incurs or redeems, repurchases or otherwise discharges any Indebtedness subsequent to the period for which the Consolidated Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Total Leverage Ratio is made, then the Consolidated Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption, repurchase or discharge of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000 divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at [  ], [   ], Attention: [  ], or such other address as the Trustee may designate from time to time by notice to the Holders and the

Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” shall mean, for each of the 30 consecutive Trading Days during the Observation Period, one-thirtieth (1/30th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 30.

“Daily Settlement Amount” shall mean, for each of the 30 consecutive Trading Days during the relevant Observation Period:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[  ]” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for, subject to any applicable cure periods.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Non−cash Consideration” means the fair market value of non−cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non−cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of or conversion of or collection on such Designated Non−cash Consideration.

“Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock and cash in lieu of fractional shares of such Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) is convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Maturity Date (other than (i) upon payment in full of the Notes or (ii) upon an “asset sale” or a “change in control”; provided, that any payment required pursuant to this clause (ii) is subject to the compliance by the relevant Person with this Indenture, including Sections 4.18 or 15.02, as applicable); provided, further, however, that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable or subject to mandatory repurchase or redemption at the option of the holder thereof or is so convertible or exchangeable prior to such date shall be deemed to be Disqualified Capital Stock and (y) if such Capital Stock is issued to any current or former employee, director, officer, manager or consultant or to any plan for the benefit of current or former employees, directors, officers, managers or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, managers or consultants, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Company that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“Effective Date” shall have the meaning specified in Section 14.14(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Eligible Market” means The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

“Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed with the Commission pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (a “Required Minimum Securities Amount”) or (y) all shares of Common Stock issuable upon conversion of the applicable Notes shall be eligible for sale pursuant to Rule 144 of the Securities Act (without volume or manner of sale limitations), without the need for registration under any applicable federal or state securities laws and, to the extent then required pursuant to Rule 144 of the Securities Act, the Company is then current with its filings with the Commission; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on an Eligible

Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) on the applicable date of determination, any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full from the authorized and available shares of Common Stock of the Company and without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (iv) on each day during the Equity Conditions Measuring Period, no public announcement by or on behalf of the Company of a pending, proposed or intended Fundamental Change (as defined in the Indenture) shall have occurred which has not been abandoned, terminated or consummated; (v) there shall not have occurred any Volume Failure as of such applicable date of determination (the “Volume Condition”); (vi) on the applicable date of determination, there shall not have occurred and there shall not exist an Event of Default (as defined in the Indenture) or an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any registration statement required to be filed with the Commission pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of all shares of Common Stock issuable upon conversion of the applicable Notes in accordance with the terms of the Registration Rights Agreement and (viii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and, upon issuance, will be listed and eligible for trading on an Eligible Market.

“Equity Conditions Failure” means, with respect to any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

“Equity Conditions Measuring Period” shall have the meaning specified in the definition of “Equity Conditions.”

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12.

“Excluded Subsidiary” means any Subsidiary that is (a) a Foreign Subsidiary or a FSHCO, (b) a non-wholly owned Subsidiary that is not permitted to guarantee the Notes by its organizational documents, including any applicable equityholder agreement, or applicable law or regulation, or (c) an Immaterial Subsidiary.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Founder” means each of (a) Jonah Peretti, (b) any trust, individual retirement account, or business entity (including any corporation, limited liability company, partnership, foundation or similar entity) for which Jonah Peretti retains sole voting and dispositive power with respect to the Common Equity held by such trust, individual retirement account, or business entity, and the trustees, legal representatives, beneficiaries and/or beneficial owners of such trust, individual retirement account or business entity, and (c) the estate, heirs and lineal descendants of Jonah Peretti.

“FSHCO” means any direct or indirect Domestic Subsidiary substantially all of the assets of which consist of the equity and/or indebtedness treated as equity for U.S. federal income tax purposes, of one or more Foreign Subsidiaries.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company and its wholly owned Subsidiaries or a Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Equity representing more than 50% of the voting power of the Common Equity; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b)the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)the Common Stock (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)).Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above).   If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States in effect on the Closing Date, except that (i) with respect to any reports or financial information required to be delivered pursuant to Section 4.6, GAAP means generally accepted accounting principles in the United States as in effect during the applicable period covered by such report or financial information and (ii) any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under the Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness thereunder.

“Global Note” shall have the meaning specified in Section 2.05(b).

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by a Guarantor in accordance with Article 13. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with Section 13.6, such Person shall cease to be a Guarantor.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Holder”, as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Note Register (and in the case of a Global Note and solely with respect to Section 6.12, the indirect holder of Notes held through its participant).

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Company the Consolidated Adjusted EBITDA and Consolidated Total Assets of which does not exceed  three and three quarters percent (3.75%) of the Consolidated Adjusted EBITDA and Consolidated Total Assets of the Company and its Subsidiaries, taken as a whole, as set forth in the financial statements most recently delivered pursuant to Section 4.06; provided, that if all Immaterial Subsidiaries taken together in the aggregate have Consolidated Adjusted EBITDA or Consolidated Total Assets that exceed seven and one half percent (7.5%) of the Consolidated Adjusted EBITDA or Consolidated Total Assets of the Company and its Subsidiaries, taken as a whole, as set forth in the financial statements most recently delivered pursuant to Section 4.06, then the Company shall designate one or more Immaterial Subsidiaries as Guarantors as may be necessary, such that the Immaterial Subsidiaries in the aggregate have Consolidated Adjusted EBITDA and Consolidated Total Assets that are equal to or less than seven and one half percent (7.5%) of the Consolidated Adjusted EBITDA and Consolidated Total Assets of the Company and its Subsidiaries, taken as a whole, as set forth in the financial statements most recently delivered pursuant to Section 4.06.

“Indebtedness” of any Person, means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the deferred purchase price of Property or services already received, (d) all guarantee Obligations by such Person of Indebtedness of others, (e) all Capitalized Lease Obligations of such Person and (f) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit and (ii) in respect of bankers’ acceptances; provided, that Indebtedness shall not include (A) trade and other payables, accrued expenses and liabilities and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and (E) obligations owing under any hedging agreements or cash management obligations.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof (or provides for reimbursement to such Person).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing,; (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including "handles"), whether or not trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) product designs, industrial designs, blueprints, drawings, specifications, documentations, programming materials, reports, catalogs, literature and all registrations, applications for registration, and renewals therefor; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights, together with all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to with respect to any of the foregoing,  and all claims and causes of action with respect to any of the foregoing whether accruing before, on, or after the date hereof including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

“Interest Make-Whole Amount” means, with respect to the conversion of any Note pursuant to Section 14.01, an amount denominated in U.S. dollars as set forth below (expressed as a percentage of the aggregate principal amount of Notes so converted).  The Company acknowledges that it will not treat the Notes as a contingent payment debt instrument to which Treas. Reg. §1.1275-4 applies unless, based on the advice of tax counsel to the Company and after written notice to the Holders, otherwise required by a change in or clarification to applicable law after the date of this Indenture.

Conversion Date	Percentage
From (and including) [__] to (but excluding) [__]	[__]%
From (and including) [__] to (but excluding) [__]	[__]%
From (and including) [__] to (but excluding) [__]	[__]%
From (and including) [__] to (but excluding) [__]	[__]%
From (and including) [__] to (but excluding) [__]	[__]%
From (and including) [__] to (but excluding) [__]	[__]%

“Interest Payment Date” means each [            ] and [            ] of each year, beginning on [            ], 202[ ].

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of

Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the amount actually invested (or, with respect to Investments other than in cash and Cash Equivalents, the fair market value (as determined in good faith by the Company) of such Investment at the time such Investment was made), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Guarantor in respect of such Investment.  If the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of  the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph under Section 4.7.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded.  If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.14(a).

“Mandatory Conversion” means a conversion pursuant to Section 14.03(a).

“Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 14.03(c).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means [  ], 2026.

“Net Proceeds” means, with respect to any Asset Sale, the aggregate proceeds in cash or Cash Equivalents received by the Company or any of its Subsidiaries in respect thereof (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of or conversion of or collection on any Designated Non−cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non−cash form), net of the direct costs relating to such Asset Sale and the sale or other disposition of or conversion of or collection on such Designated Non−cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts paid in connection with the termination of hedging obligations repaid with Net Proceeds, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post−employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means, the second Trading Day immediately succeeding such Conversion Date.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any assistant Treasurer, any assistant Secretary, General Counsel, any Assistant General Counsel, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.05.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee.

“Optional Repurchase Notice” shall have the meaning specified in Section 15.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)Notes repurchased by the Company pursuant to the last sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Business” means (a) any business engaged in by the Company or any of its Subsidiaries on the Closing Date, and (b) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Closing Date.

“Permitted Holders” means, collectively, (a) the Founder and (b) any Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which the Founder is a member of such Person or group; provided that, in the case of any such group and without giving effect to the existence of such group or any other group, the Persons referred to in subclause (a), collectively, have beneficial ownership or more than 50% of the total voting power of the Common Equity of the Company held by such Person or group.

“Permitted Investment” means

(a)Investments in Cash Equivalents;

(b)Investments existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Closing Date; provided that the amount of any such

Investment may be increased in such extension, modification or renewal only (i) as required by the terms of such Investment or binding commitment as in existence on the Closing Date or (ii) as otherwise permitted under this Indenture;

(c)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)(x) Investments by the Company or any Subsidiary in the Company or any Guarantor; (y) Investments by the Company or any Subsidiary in the Company or any non-Guarantor Subsidiary in the ordinary course of business; and (z) any Investment in any Person or the assets of such Person if as a result of such Investment such Person becomes, or such assets would be held by, a direct or indirect Subsidiary of the Company;

(e)Investments in bona fide joint ventures and Investments in any Foreign Subsidiary of the Company and similar Investments; provided, that the Investments made pursuant to this clause (e) shall not in the aggregate exceed $20 million; provided, further, that intercompany loans made in the ordinary course of business are not subject to such limitation;

(f)Investments (A) constituting accounts arising, (B) constituting trade debt or credit granted, (C) constituting deposits made, in connection with the purchase price of goods or services, in each case in the ordinary course of business or (D) received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent deemed prudent by the Person receiving such Investment and to the extent reasonably necessary in order to prevent or limit losses or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business;

(g)Investments consisting of any deferred portion of the sales price received in connection with any disposition or sale of assets;

(h)the maintenance of deposit accounts in the ordinary course of business;

(i)Investments consisting of (A) travel advances and employee relocation loans in the ordinary course of business, and (B) loans to employees, officers or directors;

(j)Investments accepted in connection with dispositions or other sale of assets;

(k)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company or any Subsidiary of the Company;

(l)joint ventures or strategic alliances in the ordinary course of Company’s business consisting of the licensing of technology, the development of technology or the providing of technical support; and

(m)other Investments in the aggregate for all Investments made pursuant to this clause (m) not to exceed $2.0 million.

“Permitted Liens” means the following types of Liens:

(a)Liens securing Indebtedness incurred pursuant to clause (i) of the definition of Permitted Debt;

(b)Liens existing on the Closing Date (other than Liens described in clause (a) of this definition);

(c)Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable;

(d)deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, leases (other than Indebtedness), surety, stay, customers, indemnity or other obligations of a like nature incurred in the ordinary course of business;

(e)inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect;

(f)judgment Liens that have not otherwise resulted in an Event of Default;

(g)easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(h)Liens for taxes, assessments or other governmental charges or levies not yet due and payable, or the non-payment of which is permitted under this Indenture;

(i)Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(j)any interest or title of a lessor, licensor, sublicensor or sublessor under any lease, license, sublicense or sublease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased, or subleased;

(k)leases, subleases, and non-exclusive licenses or sublicenses, in each case, granted in the ordinary course of business, and licenses and sublicenses that may be exclusive that are limited in scope and geography, in each case, for such consideration as is deemed to be fair by the Company in the ordinary course of business;

(l)precautionary Uniform Commercial Code filings made by a lessor pursuant to an operating lease of the Company or any Subsidiary of the Company entered into in the ordinary course of business;

(m)Liens of sellers of goods to such Person arising under Article II of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold or securing only the unpaid purchase price of such goods and related expenses to the extent such Indebtedness is permitted hereunder;

(n)Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto;

(o)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary; provided that (A) such Liens only encumber the assets of such Person, (B) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (C) such Lien does not extend to or cover any other assets or property of such Person (other than proceeds or products thereof) and (D) such Lien covers only specific property of such Person and is not a “blanket” Lien on any category or type of property;

(p)Liens solely on any cash collateral provided in respect of letter of credit facilities issued or bank guarantees in each case, including any letters of credit issued to secure amounts owing under such bank guarantees or any letters of credit issued under a letter of credit agreement pursuant to the ABL Facility;

(q)Liens solely on any cash collateral provided in respect of cash management or treasury management services;

(r)other Liens with respect to which the aggregate amount of the obligations secured thereby does not exceed $500,000 at any time outstanding; and

(s)Liens securing Indebtedness permitted by Section 4.14(b)(v) incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness, (C) such Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such assets.

“Permitted Refinancing” means refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness; provided, that (a) there is no increase in the principal amount (or accreted value) thereof (except by an amount equal to accrued interest, fees, discounts, premiums (including reasonable tender premiums), penalties and expenses), (b) the weighted average life to maturity of such Indebtedness is greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced (other than a shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a shorter weighted average life to maturity than the weighted average life to maturity of the Indebtedness being refinanced), (c) immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing and (d) any Subsidiary of the Company shall not be an obligor or guarantor of any such refinancings, replacements, modifications, refundings, renewals or extensions except to the extent (x) that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, replaced, refunded, renewed or extended or (y) such Person is, or substantially concurrently with any such refinancing, replacement, modification, refunding, renewal or extension becomes, a Guarantor.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Physical Settlement Method” means, with respect to any conversion of Notes, the Physical Settlement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means any Capital Stock with preferential right of payment of dividends or upon liquidation, dissolution, winding up or some other event.

“Product” means (i) any motion picture, film, music or video or other audio-visual work or episode thereof, podcast or other audio-only work produced for theatrical, non-theatrical or television release or for exploitation in any other medium (including, without limitation, interactive media, multi-channel and digital platforms), and in all languages, in each case whether recorded on film, video, cassette, cartridge, disc or on or by any other means, method, process, format or device whether now known or hereafter devised, (ii) solely for purposes of Section 4.19, any book (including, without limitation, text, still photo and/or still illustration publications in the form of books, comic books, magazines, e-books, and other online publications, and audio recordings) or (iii) solely for purposes of Section 4.19, merchandise (including, without limitation, tangible consumer goods and/or services), in each case, with respect to which the Company or its Subsidiaries (1) is the copyright or other rights owner, or (2) acquires an equity interest or distribution, marketing or sales agency rights. The term “Product” shall include, without limitation, the scenario, screenplay, script, article, video, images, branding, icons, characters, copyrights or trademarks upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Company and its Subsidiaries, and all rights therein and thereto, of every kind and character.

“Qualified Capital Stock” means any Capital Stock other than Disqualified Capital Stock.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means, collectively, the Registration Rights Agreement, dated as of the Closing Date, each between the Company and each [Holder] defined therein.

“Regular Record Date,” with respect to any Interest Payment Date, means the [            ] or [            ] (whether or not such day is a Business Day) immediately preceding the applicable [            ] or [            ] Interest Payment Date, respectively.

“Repurchase Date” shall have the meaning specified in Section 15.01.

“Repurchase Price” shall have the meaning specified in Section 15.01.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Legend” shall have the meaning specified in Section 2.05(d).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the date of this Indenture.

“Specified Affiliates” means any of Verizon Communications, Inc., The Hearst Corporation and Comcast Corporation or any of their respective Affiliates.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes and $1,000 of interest thereon to be received upon conversion as specified in the Settlement Notice related to any converted Notes (excluding cash in lieu of any fractional shares of Common Stock).

“Specified Intellectual Property” means Intellectual Property with respect to the following brands: As/Is, BuzzFeed News, Bring Me!, Complex Networks, goodful, HuffPost, Nifty, Playfull, Tasty,

HotOnes, Sole Collector, ComplexCon, Pigeons & Planes, Complex Collective, Complex Climate and Complex Shop.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.14(c).

“Subordinated Indebtedness” means Indebtedness incurred by the Company or any Guarantor that is subordinated in right and time of payment to all of the Company’s and/or such Guarantor’s obligations under this Indenture pursuant to a customary subordination, intercreditor or similar agreement, as certified by the Company to the Trustee.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transactions” means the transactions contemplated by the Business Combination Agreement and the Complex Networks Combination Agreement. For the avoidance of doubt, the Transactions shall not constitute a Fundamental Change, Article 11 shall not apply to the Transactions and the Transactions shall not result in an adjustment to the Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Volume Failure” means, with respect to a particular date of determination, the average trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market, excluding the Trading Days during such period with the highest and lowest trading volumes, respectively, during the consecutive twenty-two (22) Trading Days ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than 0.3% of the total issued and outstanding shares of Common Stock of the Company as of December 31, 2021. All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions after December 31, 2021 and prior to or during such Volume Failure Measuring Period.

“Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”, the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02Divisions. For all purposes under this Indenture, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01Designation and Amount.  The Notes shall be designated as the “[7.00][8.50]% Convertible Senior Notes due 2026.”  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $150,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this

Indenture, expressly agree to such terms and provisions and to be bound thereby.  In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note, subject to Section 2.03(d) below.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d)), subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).  The Trustee shall have no responsibility for the calculation of the Defaulted Amounts.

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d)Notwithstanding the foregoing or anything in this Indenture or the Notes to the contrary, interest on the Notes shall cease to accrue from (and including) the first date on which, and shall not accrue for so long as, each of (i) the Company Mandatory Conversion Condition and (ii) each of the Equity Conditions, other than the Volume Condition, shall be satisfied such that, if the Volume Condition were satisfied at such time, the Company would have the right to elect to exercise the Company Mandatory Conversion Right in accordance with Section 14.03(a).  Following any suspension of interest accrual in accordance with this Section 2.03(d), interest on the Notes shall continue to accrue in accordance with the terms of this Indenture from (and including) the first date on which any of the Company Mandatory Conversion Condition or any of the Equity Conditions (other than the Volume Condition) shall cease to be satisfied. For the avoidance of doubt, interest on the Notes shall cease to accrue at any time the conditions set forth in the first sentence of this Section 2.03(d) are satisfied and shall in any such case continue to accrue as provided in the second sentence of this Section 2.03(d).

Section 2.04Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on a Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c)Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Legend (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(d)Each Global Note shall bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF 890 5TH AVENUE PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL CLOSING DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number.  The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary.  Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process.  The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Conversion Agent or any other agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(e)Any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF 890 5TH AVENUE PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL CLOSING DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(f)Any Note or Common Stock issued upon conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

(g)Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

Section 2.06Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Company.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange or conversion (other than any Notes exchanged pursuant to Section 14.12), if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon their payment at maturity, registration of transfer or exchange or conversion.  All Notes delivered to the Trustee shall be canceled promptly by it.  Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures.  After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09CUSIP Numbers.  The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01Satisfaction and Discharge.  This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date or otherwise and/or (y) been converted (and the related consideration due upon conversion has been determined), the Company has deposited with the Trustee cash and/or has delivered to Holders shares of Common Stock, as applicable, (in the case of Common Stock, solely to satisfy the Company’s Conversion Obligation) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01Payment of Principal and Interest.  The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any, of the Settlement Amounts owed upon conversion of, and, to the extent applicable, accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Upon the occurrence, and during the continuance, of an Event of Default, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) at the then-applicable interest rate on the Notes plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d)).

Notwithstanding anything to the contrary contained in this Indenture, the Company or Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest or Defaulted Amounts payments hereunder.

Section 4.02Maintenance of Office or Agency.  The Company will maintain in the contiguous United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that no office of the Trustee shall be a place for service of legal process on the Company.

Section 4.03Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

provided that a Paying Agent appointed as contemplated under Section 15.02(f) shall not be required to deliver any such instrument.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be made in immediately available funds and received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)Subject to applicable law, any money deposited with the Trustee, the Conversion Agent or any Paying Agent, or any money and shares of Common Stock then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee with respect to such trust money and shares of Common Stock, shall thereupon cease.

Section 4.05Corporate Existence.  Subject to Article 11, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

Section 4.06Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide without cost to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b)The Company shall deliver to the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)).  Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor); provided that the Trustee shall have no obligation to determine whether such documents or reports have been filed via the EDGAR system.

(c)Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal or premium of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within 30 days after an officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured.

Section 4.09Registration Rights.  The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of Section 5 of the Registration Rights Agreement.  By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the applicable Registration Rights Agreement relating to such Registrable Securities.

Section 4.10[Reserved]

Section 4.11Payment of Taxes .  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or properties of it except (i) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders or (ii) such as are being contested in good faith and by appropriate negotiations or proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

Section 4.12Further Instruments and Acts.  Upon request of the Trustee, Paying Agent or Conversion Agent, the Company will execute and deliver such further instruments and do such further acts,

at its sole expense, as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.13Restricted Payments.

(a)The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Capital Stock) of the Company or to the Company or a Subsidiary of the Company);

(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company or any direct or indirect parent of the Company;

(iii)purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or a Guarantee, except (i) from the Company or a Subsidiary of the Company or (ii) the purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or

(iv)make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.14(a) hereof; and

(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (iii) through (x) of Section 4.14(b)), is less than the sum, without duplication, of an amount (which shall not be less than zero) equal to 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment.

(b) The preceding provisions shall not prohibit:

(i)the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii)so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Subsidiary of the Company held by any present or former employee, director, officer or consultant  (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (and any successor plans and arrangements thereto) (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement; provided that the aggregate amount of Restricted Payments made under this clause (ii) shall not exceed in any calendar year $3.0 million (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further that such amount in any calendar year shall be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of any parent entity, in each case to current or former employees, directors or consultants of the Company, any parent entity or any of the Company’s Subsidiaries that occurs after the Closing Date plus (B) the cash proceeds of key man life insurance policies received by the Company, its Subsidiaries and to the extent contributed to the Company, any parent entity or the Company after the Closing Date; less (C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (ii);

(iii)the payment of any dividend or any other payment or distribution by a Subsidiary of the Company to the holders of its Capital Stock of any class on a pro rata basis to the holders of such class;

(iv)payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(v)repurchases of Capital Stock deemed to occur in connection with the exercise (including by cashless exercise) or vesting of stock options or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting of stock options or similar instruments;

(vi)Restricted Payments paid solely in Capital Stock (other than Disqualified Capital Stock) of the Company;

(vii)Restricted Payments made on or about the Closing Date in connection with the Transactions;

(viii)the acquisition, redemption or retirement of Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company;

(ix)the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Guarantor, as the case may be, which is incurred in compliance with Section 4.14 so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired and any tender premium and any costs, fees and expenses incurred in connection therewith;

(2) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired for value;

(3) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired; and

(4) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired; and

(x)repurchases or retirement for value of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants.

The amount of all Restricted Payments (other than cash) shall be the fair market value (determined, for purposes of this Section 4.13, by the Company in good faith or, in the case of any asset(s) valued in excess of $5.0 million with respect to Restricted Payments (other than Restricted Investments) and in excess of $10.0 million with respect to Restricted Investments, by the Board of Directors of the Company) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Notwithstanding anything in this Indenture to the contrary, Investments by the Company or any Guarantor in any Subsidiary that is not a Guarantor shall be made in the ordinary course of business.

Section 4.14Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively “incur”) any Indebtedness (including Acquired Debt), issue Disqualified Capital Stock or issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), issue Disqualified Capital Stock or issue Preferred Stock, if the Consolidated Total Leverage Ratio of the Company and its Subsidiaries (on a consolidated combined basis) for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been (x) with respect to an incurrence prior to December 31, 2022, no greater than 5.00 to 1.00 and (y) with respect to an incurrence on or after

December 31, 2022, no greater than 4.00 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(i)the incurrence by the Company or a Guarantor of Indebtedness under an ABL Facility or any guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount, together with any refinancing in respect thereof, not to exceed the greater of (x) $50 million and (y) 7.5% of Consolidated Total Assets; provided, that, in the event that the Company or a Guarantor incurred Indebtedness pursuant to Section 4.14(a) (the “Referent Incurrence”) on a date that is less than six months earlier than the date of any increase in the aggregate commitments available under the ABL Facility, then such increase in the commitments under the ABL Facility shall only be permitted if, after giving effect to such increase in commitments on a pro forma basis as if the full aggregate principal amount of such increase had been incurred pursuant to this Section 4.14(b)(i), the Company and the Guarantors would be able to incur an additional $1 of Indebtedness under Section 4.14(a);

(ii)the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) issued on the Closing Date;

(iii)any Indebtedness of the Company and its Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (i) or (ii));

(iv)endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(v)Indebtedness (including Capitalized Lease Obligations) incurred solely to finance the acquisition of fixed or capital assets in an aggregate principal amount, together with any refinancing in respect thereof, not to exceed $2.0 million at any time outstanding;

(vi)Indebtedness among the Company and its Subsidiaries; provided, however, if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of the Notes;

(vii)hedging obligations entered into in the Company’s or any of its Subsidiaries’ ordinary course of business for the purpose of hedging currency risks or interest rate risks (but not for speculative purposes);

(viii)non-recourse Indebtedness incurred by the Company or any of its Subsidiaries to finance the payment of insurance premiums of such Person;

(ix)Subordinated Indebtedness;

(x)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(xi)Indebtedness arising from customary cash management and treasury services (including, without limitation, merchant services, direct deposit of payroll, check cashing services, overdraft facilities, foreign exchange services, controlled disbursement services, automated clearinghouse transactions, any direct debit scheme or arrangement, and interstate depository network services), employee credit card programs and the honoring of check, draft of similar instrument against insufficient funds or from the endorsement of instruments for collection, in each case, in the ordinary course of business and not representing Indebtedness for borrowed money;

(xii)Indebtedness consisting of corporate credit card obligations incurred in the ordinary course of business;

(xiii)Indebtedness to trade creditors incurred in the ordinary course of business;

(xiv)Indebtedness with respect to insurance premiums, performance bonds, surety bonds, banker acceptances, bank guarantees or other indemnities or similar obligations incurred in the ordinary course of business;

(xv)letters of credit incurred in the ordinary course of business, together with any refinancing in respect thereof, not to exceed $25 million outstanding at any time, provided, that such letters of credit are incurred under the ABL Facility or are cash collateralized;

(xvi)the incurrence by the Company or any Subsidiary of additional Indebtedness, Disqualified Capital Stock or Preferred Stock, in an aggregate principal amount, together with any refinancing in respect thereof, not to exceed $20.0 million; provided that, the aggregate principal amount of any Indebtedness, Disqualified Capital Stock or Preferred Stock, together with any refinancing in respect thereof, incurred pursuant to this clause (xvi) by any Subsidiary that is not a Guarantor shall not exceed $10.0 million;

(xvii)ordinary course operating Indebtedness (excluding any Indebtedness for borrowed money);

(xviii)solely following the third anniversary of the Issue Date, the incurrence by the Company or any Guarantor of Indebtedness, in an aggregate principal amount, together with any refinancing in respect thereof, not to exceed $150.0 million; provided that (i) the proceeds of such Indebtedness shall be funded solely in the event of a repurchase of Notes pursuant to Section 15.01 and shall be used solely to repurchase Notes pursuant to Section 15.01, (ii) the weighted average life to maturity of such Indebtedness is greater than or equal to the weighted average life to maturity of the Notes, (iii) the maturity date of such Indebtedness shall be at least 180 days after the maturity date of the Notes and (iv) immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing;

(xix)Guarantees by the Company or any Guarantor with respect to Indebtedness permitted under this Section 4.14, and

(xx)the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, Indebtedness that was permitted pursuant to this Section 4.14.

For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xviii) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest (including interest paid in kind) in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.14.

Notwithstanding the foregoing, Indebtedness outstanding under [__] will be deemed to have been incurred on such date in reliance on the exception provided by clause (xvi) of the definition of “Permitted Debt” on the Closing Date. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (i) through (xx) above so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.  Further, Indebtedness outstanding under the ABL Facility will be deemed to have been incurred in reliance on the exception provided in clause (i) of the definition of “Permitted Debt” and may not be reclassified.

For purposes of determining compliance with any United States dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the United States Dollar Equivalent determined on the date of the incurrence of such Indebtedness (or in the case of revolving debt on the date first committed); provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to United States dollars covering all principal, premium, if any, and interest, if any, payable on such Indebtedness, the amount of such Indebtedness expressed in United States dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the United States Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such United States Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, or (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the United States Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest (including interest paid in kind) or dividends in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided, that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this covenant.

The Company will not, and will not permit any Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt) of the Company or such Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor’s Guarantee of the Notes. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority or because it is guaranteed by other obligors.

Section 4.15Liens.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness or, if applicable, any related Guarantee of Indebtedness on any asset or property of the Company or any Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens , unless:

(i)in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(ii)in all other cases, the Notes or the Guarantees are equally and ratably secured by a Lien on such property, assets or proceeds.

Section 4.16Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

(i)pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries or pay any Indebtedness owed to the Company or any of its Subsidiaries that is a Guarantor;

(ii)make loans or advances to the Company or any of its Subsidiaries that is a Guarantor; or

(iii)transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b)The restrictions set forth in Section 4.16(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i)agreements, including agreements governing (x) Indebtedness (including agreements governing the ABL Facility) as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements and (y) Indebtedness permitted to be incurred after the date of this Indenture, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or the applicable provisions of such other Indebtedness (A) are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements as are in effect on the date of this Indenture or (B) shall not, in the good faith judgment of the Company, affect the ability of the Company to make anticipated payments of principal, premium, if any, interest or any other payments on the Notes;

(ii)this Indenture, the Notes and the Guarantees;

(iii)applicable law, rule, regulation or order, approval, license, permit or similar restriction, including under contracts with foreign governments or agencies thereof entered into in the ordinary course of business;

(iv)any instrument governing Indebtedness, Capital Stock or assets of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred, or such Capital Stock was issued, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (A) are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the acquisition or (B) shall not, in the good faith judgment of the Company, affect the ability of the Company to make anticipated payments of principal, premium, if any, interest or any other payments on the Notes, provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred under Section 4.15 hereof;

(v)customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business;

(vi)any agreement for the sale or other disposition of a Subsidiary that restricts distributions, transfers, loans or advances by that Subsidiary pending its sale or other disposition;

(vii)Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens;

(viii)customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors of the Company or otherwise in the ordinary course of business;

(ix)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x)any encumbrance or restriction pursuant to Capitalized Lease Obligations permitted under this Indenture that impose encumbrances or restrictions on the property so acquired; provided that such encumbrance or restriction shall not, in the good faith judgment of the Company, affect the ability of the Company to make anticipated payments of principal, premium, if any, interest or any other anticipated payments on the Notes;

(xi)any encumbrance or restriction pursuant to hedging obligations entered into in the Company’s or any of its Subsidiaries’ ordinary course of business for the purpose of hedging currency risks or interest rate risks (but not for speculative purposes); provided that such encumbrance or restriction shall not, in the good faith judgment of the Company, affect the ability of the Company to make anticipated payments of principal, premium, if any, interest or any other anticipated payments on the Notes; and

(xii)restrictions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis.

Section 4.17Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving an aggregate consideration in excess of $2.5 million, unless:

(1)the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or Subsidiary with an unrelated Person; and

(2)with respect to (x) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of (i) $5.0 million in the case of any Affiliate Transaction with any Specified Affiliate and (ii) otherwise, $2.5 million, a majority of the disinterested members of the Board of Directors of the Company have determined in good faith that the criteria set forth in the immediately preceding clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company or (y) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an Independent Financial Advisor has delivered an opinion as to the fairness to the Holders of such Affiliate Transactions from a financial point of view; provided that, clause (y) shall not apply to any transactions with any of the Specified Affiliates.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(i)the payment (and any agreement, plan or arrangement relating thereto, including, but not limited to, employment agreements, severance agreements, stock option plans and other similar arrangements) of reasonable compensation and benefits in the ordinary course of business to directors, officers, employees or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) for services actually rendered to the Company, including reimbursement of expenses;

(ii)customary indemnification arrangements with officers, directors and managers of Company;

(iii)transactions in respect of transfer pricing, cost plus and cost sharing arrangements in the ordinary course of business;

(iv)transactions between or among the Company and/or its Subsidiaries or any entity that becomes a Subsidiary as a result of such transactions;

(v)transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock where such Affiliate receives the same consideration or is treated the same as non-Affiliates in such transaction;

(vi)any agreement or arrangement (i) entered into pursuant to or in connection with the Transactions or (ii) otherwise in effect on the date of this Indenture and, in each case, any amendment, extension or modification thereto so long as such amendment, extension or modification is not, in the good faith judgment of the Company, disadvantageous in any material respect to the Holders of the Notes, taken as a whole;

(vii)Restricted Payments permitted by Section 4.13 of the Indenture and the definition of “Permitted Investments”;

(viii) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(ix)any sale of Capital Stock of Camp NYC, Inc.; and

(x)bona fide capital raises.

Notwithstanding the foregoing, the Trustee shall have no obligation to monitor compliance with, nor be responsible or liable for any determination made or not made by the Company, pursuant to this Section 4.17.

Section 4.18Asset Sales.  The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1)the Company (or such Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value (as determined at the time of contractual ly agreeing to such Asset Sale), as determined in good faith by the Company, of the assets or Capital Stock issued or sold or otherwise disposed of; and

(2)at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (2) above, the amount of (i) any liabilities (as shown on the Company’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and (iii) any Designated Non−cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non−cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $2.5 million (with the fair market value of each item of Designated Non−cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other reason.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or, if applicable, the Subsidiary) may apply those Net Proceeds at its option:

(1)solely to the extent the assets disposed of in such Asset Sale was ABL Collateral, to reduce obligations, and correspondingly reduce commitments, under the ABL Facility;

(2)to reduce obligations under other Indebtedness of the  Company that ranks pari passu with the Notes or Indebtedness of a Guarantor that ranks pari passu with such Guarantor’s Guarantee of the Notes (provided that if the Company or such Guarantor shall so reduce Obligations under Indebtedness that rank pari passu with the Notes or a related Guarantee (other than Secured Indebtedness), it will equally and ratably reduce Obligations under the Notes by making, or causing the Company to make, an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below) to all Holders to purchase at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the pro rata principal amount of Notes), in each case, other than Indebtedness owed to the Company or an Affiliate of the Company;

(3)solely to the extent the assets disposed of in such Asset Sale were property securing Indebtedness, to reduce obligations under such Secured Indebtedness (and if such Indebtedness is revolving in nature, to correspondingly reduce commitments thereunder);

(4)solely to the extent the assets disposed of in such Asset Sale were assets of a Subsidiary that is not a Guarantor, to reduce Indebtedness of such Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or an Affiliate of the Company);

(5)to make (A) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary, (B) capital expenditures or (C) an investment in other non-current assets (other than Cash Equivalents, in the case of each of (A), (B) and (C), in each case (x) used or useful in a Permitted Business or (y) to replace the businesses, properties and/or assets that are the subject of such Asset Sale); and/or

(6)any combination of the foregoing.

provided that, in the case of clause (5) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason  before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within the time periods set forth above shall constitute “Excess Proceeds.” Pending the final application of any Net Proceeds, the Company or the applicable Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

When the aggregate amount of Excess Proceeds exceeds $10 million, the Company or the applicable Subsidiary will, within twenty (20) Business Days, make an offer (an “Asset Sale Offer”) to all Holders and holders of Indebtedness that ranks pari passu with the Notes  and contains provisions similar to those set forth in this Section 4.18 with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of the Notes and such other Indebtedness that ranks pari passu with the Notes that may be purchased out of the Excess Proceeds.  The offer price  in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis and in accordance with the Applicable Procedures.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds hereunder will be reset at zero.  To the extent Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Indebtedness that ranks pari passu with the Notes), the Company need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Indebtedness that ranks pari passu with the Notes), and any additional Excess Proceeds will not be subject to this covenant and will be permitted to be used for any purpose otherwise permitted hereunder in the Company’s discretion.

Not later than twenty (20) Business Days after the date upon which the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of this Section 4.18. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. No later than 11:00 a.m. (New York City time) on the date of purchase, the Company shall deposit with the Trustee (or a Paying Agent, if not the Trustee) the purchase price for the tendered Notes and the Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Company to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.18.

Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase shall be made by the Trustee, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

Notices of an Asset Sale Offer shall be mailed by the Company by first class mail, postage prepaid, or otherwise delivered in accordance with the applicable procedures of DTC. If any Note is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that is to be purchased. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. If the date of purchase is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the date of purchase, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

The Company or the applicable Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.18, the Company or the applicable Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.18 by virtue of such conflict.

Section 4.19Intellectual Property.  Notwithstanding anything else herein, the Company (i) shall not, and shall not permit its Subsidiaries, to transfer (including, without limitation, any sale, disposition, investment, restricted payment or otherwise) any Intellectual Property, other than transfers of Intellectual Property by the Company or any of its Subsidiaries in the ordinary course of business as determined in good faith by the Company, and subject to the other terms of this Indenture and (ii) shall not, and shall not permit any of its Subsidiaries, to transfer (including, without limitation, any sale, disposition, investment, restricted payment or otherwise) Specified Intellectual Property having a fair market value, as determined in good faith by the Company, greater than (x) $1 million in any single transaction or series of related transactions or (y) $10 million in the aggregate, in each case, subject to the other terms of this Indenture, provided that, the following shall not be subject to the provisions of clause (ii) of this paragraph: (a) transfers of Intellectual Property among the Company and the Guarantors, (b) non-exclusive licenses of Intellectual Property to any Subsidiary of the Company or (c) dispositions of Products in the ordinary course of business.

Section 4.20Additional Note Guarantees. After the Closing Date, the Company will cause each of its Subsidiaries (other than any Excluded Subsidiary for so long as it is an Excluded Subsidiary) reasonably promptly (and no later than thirty (30) days) after the acquisition or formation of such Subsidiary or such Subsidiary ceasing to be an Excluded Subsidiary to execute and deliver to the Trustee (a) a Guarantee, which shall be a notational guarantee, the form of which is attached as Exhibit B hereto, pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest, if any, on the Notes and all other Obligations under this Indenture on the same terms and conditions as those set forth in Article XIII. [Promptly following the closing of the Transactions, the Subsidiaries listed on Schedule [   ] hereto will enter into a notational guarantee and will become Guarantors.]

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01Lists of Holders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each [            ] and [            ] in each year beginning with [            ], 202[ ], and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 10 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon any required repurchase (other than a repurchase in accordance with Section 15.01), upon declaration of acceleration or otherwise;

(c)failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for five (5) Business Days;

(d)failure by the Company to (i) comply with its obligation to repurchase Notes at the option of any Holder on the Repurchase Date in accordance with Section 15.01, and such failure continues for five (5) Business Days or (ii) issue a Fundamental Change Company Notice in accordance with Section 15.02(c) when due, and such failure continues for five (5) Business Days;

(e)failure by the Company to comply with its obligations under Article 11;

(f)failure by the Company for sixty (60) days (or, solely in the case of a failure to comply with Section 4.06, seventy-five (75) days) after receipt by the Company of written notice from the Trustee or by the Company and the Trustee of written notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements contained in the Notes or this Indenture;

(g)default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h)the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

Section 6.02Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal or interest of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d))) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the uncured nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay and/or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03[Reserved].

Section 6.04Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d)), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) payable upon such overdue payments at the rate borne by the Notes at such time plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d)), such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus 2.00% per annum, (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d)) and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06Proceedings by Holders.  Except to enforce (x) the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price), premium or interest when due, or (y) the right to receive payment or delivery of the consideration due upon conversion and/or the conversion mechanics, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)such Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d)the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

Section 6.07Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.  The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

Section 6.09Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or for which it has not received indemnity or security satisfactory to the Trustee against loss, liability or expense (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder).  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10Notice of Defaults.  The Trustee shall, after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of such Default within 90 days after such Responsible Officer obtains such knowledge, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02Reliance on Documents, Opinions, Etc.(a) Except as otherwise provided in Section 7.01: The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, judgment, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)The Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel.

(d)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in its reasonable judgment to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(e)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f)The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(g)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(h)The Trustee shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”.

(i)The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(j)The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k)Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party.  The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(l)In no event shall the Trustee be responsible or liable for punitive, special, indirect, incidental or any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been actually received by the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes and this Indenture and states that is a “Notice of Default.”

(m)Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or other transaction documents relating to the Notes and this Indenture.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

Section 7.04Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.  The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder (whether such claims arise by or against the Company or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s obligations hereunder.  The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment or conversion of the Notes and the earlier resignation or removal of the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07Officer’s Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company.  Upon receiving such notice of resignation, the Company shall promptly notify all Holders and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Company, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)In case at any time any of the following shall occur:

(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders.  If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes.  Such notice shall also be delivered to the Company.  Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01Supplemental Indentures Without Consent of Holders.  Without the consent of any Holder, the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time amend or supplement this Indenture or the Notes in writing for one or more of the following purposes:

(a)to cure any ambiguity, mistake, omission, defect or inconsistency;

(b)to provide for the assumption by a Successor Company or a Successor Guarantor of the obligations of the Company or a Guarantor under this Indenture pursuant to Article 11 or Article 13, respectively;

(c)to add guarantees or Guarantors with respect to the Notes or to release a Guarantor as provided in this Indenture;

(d)to secure the Notes;

(e)to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)to make any change that, as determined by the Board of Directors in good faith, does not materially adversely affect the rights of any Holder;

(g)in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h)comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder;

(i)provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Conversion Agent;

(j)comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(k)to irrevocably elect or eliminate a Settlement Method and/or irrevocably elect a minimum Specified Dollar Amount;

(l)increase the Conversion Rate as provided in this Indenture;

(m)to make any change to comply with rules of the Depositary or any Applicable Procedures, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate; or

(n)to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes; provided, however, that (i) compliance with such Supplemental Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders;

provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note;

(c)reduce the principal amount of any Notes, reduce the premium payable upon the redemption of the Notes, or extend the Maturity Date of any Note;

(d)make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Indenture;

(e)reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(g)change the ranking or priority of the Notes;

(h)impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture; or

(i)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture and the Notes shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture and the Notes for any and all purposes.

Section 10.04Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:

(a)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture;

(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole).  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03Opinion of Counsel to Be Given to Trustee.  If a supplemental indenture is required pursuant to this Article 11, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11 and that all conditions precedent herein provided for relating to such transactions have been complied with.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantors in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director, as such, past, present or future, of the Company, any Guarantor or of any successor corporation, either directly or through the Company, any Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantees.

ARTICLE 13

GUARANTEES

Section 13.01Guarantees.

(a)Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any, and interest, if any, on the Notes shall be paid in full when due, whether at the Maturity Date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity Date, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

(b)Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each Guarantor hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Maturity Date, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce each such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e)Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Section 13.02Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 13.01, each Guarantor agrees that this Indenture shall be executed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual, PDF or facsimile signature. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. In case the officer, board member or director of such Guarantor whose signature is on this Indenture no longer holds office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.20 hereof, the Company shall cause each Subsidiary described in Section 4.20 hereof to comply with the provisions of Section 4.20 hereof and this Article XIII, to the extent applicable.

Section 13.03Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.04Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee (other than a company that is a direct or indirect parent of the Company) shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

Section 13.05Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in this Section 13.05 and subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(i)  (a)(x) such Guarantor is the surviving entity; or (y) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia (such  Guarantor or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Guarantor”);

(b)the Successor Guarantor (if other than such Guarantor) assumes all the obligations of  such Guarantor under the Guarantee and this Indenture pursuant to agreements reasonably satisfactory to   the Trustee;

(c)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or sale or disposition of all or substantially all of the assets or properties of such Guarantor complies with the provisions of this Indenture; and

(d)immediately after giving effect to such transaction, no Default or Event of Default exists; or

(ii)  the transaction does not violate Section 4.18.

For purposes of this Section 13.05, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Guarantor, which properties and assets, if held by such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Guarantor on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of such Guarantor.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the relevant predecessor Guarantor, such Successor Guarantor shall succeed to and be substituted for such predecessor Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the date of the execution hereof.

This Section 13.05 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets by a Guarantor to the Company or another Guarantor or, to the extent permitted by Section 4.13 or constituting a Permitted Investment, any Subsidiary that is not a Guarantor. In addition, clauses (c), (d) and (e) will not be applicable to any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary.

Section 13.06Release of Guarantees.

Any Guarantor shall be automatically released and relieved of any obligations under this Guarantee, in the  event that:

(a)the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which the applicable Guarantor is no longer a Subsidiary) or all or substantially all of the assets of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with the provisions of this Indenture;

(b)upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Company or another Guarantor;

(c)such Guarantor becomes an Excluded Subsidiary; or

(d)if the Company discharges the obligations under this Indenture in accordance with Section 3.01.

Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation, to the extent applicable, Section 4.18, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under this Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XIII.

Section 13.07Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01Conversion Privilege.  Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (including the accrued and unpaid interest thereon) at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of [   ] shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 of principal amount of Notes and [   ] shares of Common Stock (subject to adjustment as provided in this Article 14) per $1,000 of accrued and unpaid interest on any Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02Conversion Procedure; Settlement Upon Conversion.

(a)Subject to this Section 14.02, Section 14.07(a) and Section 14.14(b), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder no later than two (2) Business Days following the applicable conversion of the Notes, (A) in respect of each $1,000 of principal and accrued and unpaid interest on the Notes being converted, at the election of the Company, (x) cash (“Cash Settlement”), (y) shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or (z) a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), as set forth in this Section 14.02 and (B) in connection with any conversion pursuant to Section 14.01 that settles on or after the first anniversary of the Closing Date through (but excluding) the third anniversary of the Closing Date, the applicable Interest Make-Whole Amount.

(i)The Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(ii)If, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date. If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement during such period or with respect to such conversion and the Company shall be deemed to have elected Physical Settlement. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes and accrued and unpaid interest thereon. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes and accrued and unpaid interest thereon in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes and accrued and unpaid interest thereon shall be deemed to be $1,000. Notwithstanding the foregoing, no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions described in this Section 14.02.

(iii)The shares of Common Stock and cash the Company shall pay and/or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, in respect of each $1,000 of principal and accrued and unpaid interest on the Notes being converted: (A) a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion); plus (B) in connection with any conversion pursuant to Section 14.01 that settles on or after the first anniversary of the Closing Date through (but excluding) the third anniversary of the Closing Date, the applicable Interest Make-Whole Amount;

(B)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, in respect of each $1,000 of principal and accrued and unpaid interest on the Notes being converted, the Company shall pay to the converting Holder cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days during the related Observation Period; and

(C)if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 of principal and accrued and unpaid interest on the Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Observation Period.

(iv)The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of

Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and pay all transfer or similar taxes, if any, pursuant to Section 14.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, and (4) if required, pay  funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03. Notwithstanding anything to the contrary contained herein, to the extent that an indirect holder of a Global Note held indirectly through a participant submits irrevocable instructions to convert any portion of such Note, such Holder shall be deemed for purposes of Regulation SHO to have converted the applicable portion of such Note at the time of delivery of such instructions, regardless of when shares of Common Stock are delivered to such Holder or its participant.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.07(a) and Section 14.14(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method. Notwithstanding the foregoing, with respect to the Company’s satisfaction of its Conversion Obligation through Physical Settlement for which the relevant Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date, the settlement shall occur on the Maturity Date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date.  Accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be converted into shares of Common Stock at the Conversion Rate.  If Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date (in addition to having the value of such interest converted in connection with such conversion) will receive the full amount of interest payable on such Notes in cash on such Interest Payment Date notwithstanding the conversion. Therefore, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(i)The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.  For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03Company’s Mandatory Conversion Option.

(a)On or after [            ], 2024 and prior to the close of business on [         ], 20[  ]1, the Company may, at its option, elect (the “Company Mandatory Conversion Right”) to convert the original principal amount of the Notes, as well as accrued and unpaid interest thereon, in whole but not in part if the Daily VWAP of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day (the “Company Mandatory Conversion Condition”).

(b)To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day after the last Trading Day of such 30 consecutive Trading Day period.

Such Mandatory Conversion Notice must state:

(i) that the Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under this Indenture;

(ii) the Mandatory Conversion Date;

(iii) the current Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent; and

(v) the CUSIP and ISIN numbers, if any, of the Notes

(c)If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 14.03, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date.  The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than forty-five (45), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The

[1]	NTD: To be the fifth Business Day after the last quarter end before the Maturity Date.

Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the Mandatory Conversion Date.

(d)Each share of Common Stock delivered upon a Mandatory Conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, and has been registered on an effective registration statement with the Commission, then the Company will cause each shares of Common Stock, when delivered upon a Mandatory Conversion of any Note, to be admitted for listing on such exchange or quotation on such system. Notwithstanding anything herein to the contrary, the Company shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists.

Section 14.04Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’=the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0 =the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS’=the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made or any share split or combination of the type described in this Section 14.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines in good faith not to pay such dividend or distribution or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such split or combination had not been announced.

(b)If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan or rights agreement) entitling them to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’=the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0=the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X=the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y=the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) except as otherwise described in Section 14.11, rights issued pursuant to any stockholders rights plan or rights agreement of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’=the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0=the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.  If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of principal and accrued and unpaid interest, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution.  If the Board of Directors determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’=the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0=the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.  If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’=the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0=the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C=the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of principal of, and accrued and unpaid interest on, Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0=the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR’=the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC=the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’=the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’=the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.  In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f)Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Common Stock.  Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% of the applicable Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments regardless of whether the aggregate amount of such adjustments is less than 1% (a) on the Conversion Date for any Notes (in the case of Physical Settlement), (b) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement) and (c) on the effective date of any Fundamental Change or the Effective Date of a Make-Whole Fundamental Change.

(h)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of [NASDAQ], the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines in good faith that such increase would be in the Company’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of [NASDAQ], the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)Except as stated in this Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.  For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(i)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e);

(v)solely for a change in the par value (or lack of par value) of the Common Stock; or

(vi)for accrued and unpaid interest, if any.

(j)All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee).  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06Shares to Be Fully Paid.  The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03).

Section 14.07Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)In the case of:

(i)any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii)any consolidation, merger, combination or similar transaction involving the Company,

(iii)any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv)any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a

“Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 of principal and accrued and unpaid interest on the Notes shall be changed into a right to convert such amount of principal and accrued and unpaid interest of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 of principal and accrued and unpaid interest on Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Interest Make-Whole Amount upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 of principal and accrued and unpaid interest on Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.14), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the third Business Day immediately following the relevant Conversion Date.  The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity.  If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.

Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  The Trustee and the Conversion Agent may conclusively rely upon any notice with respect to the commencement or termination of such conversion rights.

Section 14.10Notice to Holders Prior to Certain Actions.  In case of any:

(a)action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)Share Exchange Event; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be delivered to the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11Stockholder Rights Plans.  If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, under such stockholder rights plan and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.  However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12Exchange in Lieu of Conversion.  When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the first Trading Day following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion.  In order to accept any Notes surrendered for conversion, the designated financial institution must agree to timely pay and/or deliver, in exchange for such Notes, the shares of Common Stock (plus any cash in lieu of fractional shares) plus the Interest Make-Whole Amount due upon conversion as described in Section 14.02.  If the Company makes an Exchange Election, the Company shall, by the close of business on the first Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion that it has made the Exchange Election, and the Company shall promptly notify the designated financial institution of the Settlement Method with respect to such conversion and the relevant deadline for payment and/or delivery of shares of Common Stock, any cash in lieu of fractional shares and the Interest Make-Whole Amount due upon conversion.

Any Notes exchanged by the designated financial institution shall remain outstanding.  If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the required shares of Common Stock, any cash in lieu of fractional shares and any cash and/or Common Stock in respect of the Interest Make-Whole Amount due upon conversion, or if such designated financial institution does not accept the Notes for exchange, the Company shall notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion, and pay and/or deliver the required shares of Common Stock, together with cash in lieu of any fractional shares, plus the Interest Make-Whole Amount due upon conversion to the converting Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.

The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require that financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company).  The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 14.13[Reserved].

Section 14.14Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion.

(a)If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below;  provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 of principal and accrued and unpaid interest on converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.  The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(b)The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five consecutive Trading Day period.

(c)The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(d)The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 of principal and accrued and unpaid interest of Notes pursuant to this Section 14.14 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$10.00	$10.50	$11.00	$12.50	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00
[__], 2021
[__], 2022
[__], 2023
[__], 2024
[__], 2025
[__], 2026

(e)The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the conversion rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)if the Stock Price is greater than $[  ] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)if the Stock Price is less than $[  ] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed [  ] shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)Nothing in this Section 14.14 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Notwithstanding the foregoing, if in connection with any conversion of a Note (i) the Conversion Rate is eligible for adjustment in accordance with this Section 14.14 and (ii) the Holder is entitled to receive the Interest Make-Whole Amount with respect to such Note, then one, but not both, of (A) the Conversion Rate adjustment in accordance with this Section 14.14 and (B) the payment by the Company of the Interest Make-Whole Amount, shall apply, in each case according to which of (A) or (B) would result in more consideration being paid and/or delivered to the Holder in respect of such conversion.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01Repurchase at Option of Holders  At any time on or after [  ], 2024, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered pursuant to this Section 15.01 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Repurchase Date”) specified by the Company that is not less than ten (10) Business Days or more than thirty (30) Business Days following the date of the Paying Agent’s receipt of a duly completed notice from such Holder (a) if the Notes are Physical Notes, in the form set forth as Attachment 5 to the Form of Note attached hereto as Exhibit A, or (b) if the Notes are Global Notes, in compliance with the Applicable Procedures for surrendering interests in Global Notes (such applicable notice, the “Optional Repurchase Notice”), in each case at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Repurchase Date (the “Repurchase Price”), unless the Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 15.01. A Holder shall have the right to deliver an Optional Repurchase Notice at any time prior to [  ], 2024 provided that, notwithstanding the date of delivery of any such notice, the Repurchase Date shall not be required to precede [  ], 2024. The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Repurchase Notice. Within five (5) Business Days of receipt of any Optional Repurchase Notice, the Company shall notify each Holder that has delivered any such Optional Repurchase Notice of the Repurchase Date with respect to the Notes specified therein and of the calculation of the Repurchase Price with respect thereto. Repurchases of Notes under this Section 15.01 shall be made on the applicable Repurchase Date specified by the Company following delivery by a Holder to the Paying Agent of an Optional Repurchase Notice and (i) if the Notes are Physical Notes, the delivery by the Holder to the Paying Agent of the Notes specified in such Optional Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or (ii) if the Notes are Global Notes, the book entry transfer of the Notes to the Paying Agent, in compliance with the Applicable Procedures of the Depositary, with such delivery or book entry transfer, as applicable, being a condition to the obligation of the Company to pay the Repurchase Price due in respect of such Notes.

Section 15.02Repurchase at Option of Holders Upon a Fundamental Change.

(a)If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).  The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary.  Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.  Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Indenture in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

(f)For purposes of this Article 15, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

Section 15.03Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.04Deposit of Fundamental Change Repurchase Price or Repurchase Price.

(a)The Company will deposit with the Trustee (or other Paying Agent appointed by the Company), or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) or Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Repurchase Price, as applicable.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and, to the extent applicable, not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date or Repurchase Date, as applicable (provided the Holder has satisfied the conditions in Section 15.02 or Section 15.01, as applicable) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or Repurchase Price, as applicable.

(b)If by 11:00 a.m.  New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or Repurchase Date, as applicable, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date or Repurchase Date, as applicable, or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date or

Repurchase Date, as applicable, or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and (y) to the extent not included in the Fundamental Change Repurchase Price or Repurchase Price, as applicable, accrued and unpaid interest, if applicable).

(c)Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the

Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 15, the Company will, if required:

(a)comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(b)file a Schedule TO or any other required schedule under the Exchange Act; and

(c)otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15 subject to postponement in order to allow the Company to comply with applicable law.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 16

NO REDEMPTION

Section 16.01No Redemption.  The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company to the Trustee) to [  ], [  ], Attention: [General Counsel], with a copy sent to [  ], [  ], Attention: [  ].  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee at the Corporate Trust Office.  In no event shall the Trustee or the Conversion Agent be obligated to monitor any website maintained by the Company or any press releases issued by the Company.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.  Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04Governing Law; Jurisdiction.  THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such action is permitted by the terms of this Indenture and that all conditions precedent to such action have been complied with. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with.

Section 17.06Legal Holidays.  In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue on any such payment in respect of the delay.

Section 17.07No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

______________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes.  Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 17.12Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex write or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15Calculations.  The Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.  Neither the Trustee nor the Conversion Agent will have any responsibility to make calculations under this Indenture, nor will either of them have any responsibility to monitor the Company’s stock or trading price, determine whether the conditions to convertibility of the Notes have been met or determine whether the circumstances requiring changes to the Conversion Rate have occurred.

Section 17.16USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17Tax Withholding.  The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto, in each case, that a Holder is subject to pursuant to the Indenture (“Applicable Tax Law”), or by virtue of the relevant Holder failing to satisfy any certification or other requirements under Applicable Tax Law in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold from or set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

890 5TH AVENUE PARTNERS, INC.

By:
Name:
Title:

Wilmington Savings Fund Society, FSB, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF 890 5TH AVENUE PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL CLOSING DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]2

2 Subject to the procedures of the Depositary, the Restrictive Legend shall be deemed removed from the face of this Note without further action by the Company, Trustee or the Holders of this Note at such time and in the manner provided under Section 2.05 of the Indenture.

890 5TH AVENUE PARTNERS, INC.

[7.00][8.50]% Convertible Senior Note due 2026

No. [      ]

[Initially]3 $[      ]

CUSIP No. [             ]4

890 5TH AVENUE PARTNERS, INC., a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]5 [      ]6, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]7 [of $[      ]]8, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $150,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on [            ], 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of [7.00][8.50]% per year from [          ], 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until [            ], 2026.  Interest is payable semi-annually in arrears on each [            ] and [            ] of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on [            ], 202[ ], to Holders of record at the close of business on the preceding [            ] and [            ] (whether or not such day is a Business Day), respectively.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus 2.00% per annum, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

Upon the occurrence, and during the continuance, of an Event of Default, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) at the then-applicable interest rate on the Notes plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Section 2.03(d)).

Notwithstanding the foregoing, in accordance with Section 2.03(d) of the Indenture, interest on the Notes shall cease to accrue from (and including) the first date on which, and shall not accrue for so long as, each of (i) the Company Mandatory Conversion Condition and (ii) each of the Equity Conditions, other than the Volume Condition, shall be satisfied such that, if the Volume Condition were satisfied at such time, the Company would have the right to elect to exercise the Company Mandatory Conversion Right in

3 Include if a global note.

4 Subject to the procedures of the Depositary, at such time as the Company notifies the Trustee that the Restrictive Legend is to be removed in accordance with the Indenture, the CUSIP number for this Note shall be deemed to be [ ].

5 Include if a global note.

6 Include if a physical note.

7 Include if a global note.

8 Include if a physical note.

accordance with Section 14.03(a).  Following any suspension of interest accrual in accordance with this Section 2.03(d), interest on the Notes shall continue to accrue in accordance with the terms of this Indenture from (and including) the first date on which any of the Company Mandatory Conversion Condition or any of the Equity Conditions (other than the Volume Condition) shall cease to be satisfied, subject to any subsequent suspension in accordance with the preceding sentence of this Section 2.03(d).

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

890 5TH AVENUE PARTNERS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Savings Fund Society, FSB, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

890 5TH AVENUE PARTNERS, INC.

[7.00][8.50]% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its [7.00][8.50]% Convertible Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $150,000,000 all issued or to be issued under and pursuant to an Indenture dated as of [  ], 2021 (the “Indenture”), between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Notwithstanding any other provision of the Indenture or any provision of this Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE A9

SCHEDULE OF EXCHANGES OF NOTES

890 5TH AVENUE PARTNERS, INC.

[7.00][8.50]% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

9 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	[Wilmington Savings Fund Society, FSB] [ ] [ ] Attention: [ ]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature

Signature Guarantee

Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of Common Stock are to
be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if to be issued,
and Notes if to be delivered, other than to and in the name
of the registered holder:

(Name)

1

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all):

$__________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from [  ] (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all):
$__________,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received _______________________ hereby sell(s), assign(s) and transfer(s) unto _______________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

1

Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stockbrokers, savings
and loan associations and credit unions) with
membership in an approved signature guarantee
medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to
be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must
correspond with the name as written upon the face of
the Note in every particular without alteration or
enlargement or any change whatever.

2

ATTACHMENT 4

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Sections 4.18 (Asset Sale) of the Indenture, check the box below:

☐ Section 4.18

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.18 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

1

ATTACHMENT 5

[FORM OF OPTIONAL REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby exercises their right to require the Company to repurchase, pursuant to Section 15.01 of the Indenture referred to in this Note, (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 in aggregate principal amount or an integral multiple thereof) below designated, and (2) if the Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all):
$__________,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of [ ], 2021, by and among [ ] (the “Company”) and Wilmington Savings Fund Society, FSB, as Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Company under the Indenture, which include (i) the due and punctual payment of the principal of, or any premium, if any, and interest on the Notes of the Company, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 13 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

1

[GUARANTORS]

By:
Name:
Title:

2